INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fidelity BancShares (N.C.), Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                    /s/ KPMG LLP


Raleigh, North Carolina
April 22, 1999